FOR IMMEDIATE RELEASE

Samuel A. Kovnat, 860-245-0191
William B. Cotton, 847-806-7707

House Reauthorization of Flight 100 Aviation Significant to
Flight Safety Technologies' Socrates Program

MYSTIC, Conn., May 15, 2003 - Flight Safety Technologies, Inc. (OTC:BB-FLST) announced today that a recent U.S. House of Representatives mark-up of the Flight 100 Aviation Reauthorization Act of 2003 included the authorization of funds for the Federal Aviation Administration's Wake Vortex Advisory System (WVAS), for which Flight Safety's Socrates Technology is being developed as a sensor.

This House proposed language authorizes $20 Million per year for the FAA in U.S. fiscal years 2004 through 2007; the funds may be appropriated from the aviation trust fund to accomplish a demonstration and documentation of the operational benefits of a wake vortex advisory system.

This House Bill must go to a Senate/House Conference, be reported out and then be approved by both Houses of Congress and signed by the President before it becomes enacted into law. Also, funds can only be made available for each year by appropriation legislation and pursuant to contract and work order between Flight Safety and the procuring federal agency.

Flight Safety believes that the proposed bill language in the House Transportation and Infrastructure Committee mark-up is significant because it complements Flight Safety's recently developed five-year plan. Under this plan, Flight Safety intends to complete the research, development, and testing of Socrates technology by the end of 2008 pursuant to its current and future government contracts, which have been and are being funded by earmarked congressional appropriations. This plan was requested by NASA and has been submitted by Flight Safety to both NASA and the FAA. There is no assurance that the plan will be adopted by the government, that the government will provide the funding required to complete the plan, or that Flight Safety will successfully implement the plan and complete the research, development and testing leading to full commercialization of Socrates.

Flight Safety is teamed with Lockheed/Martin Corporation and is currently working on improving the sensitivity and reliability of the Socrates system. Flight Safety currently is under federal contract using Fiscal Year-02 NASA funds to accomplish these improvements and demonstrate them in a test currently scheduled for Denver Int'l Airport during July and August of this year. For Fiscal Year-03, Congress appropriated additional funds in the amount of $4.5 Million for continued development of the Socrates system. These funds have not yet been added to Flight Safety's contract base.

'Safe Harbor' statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as "should", "believes", "anticipates", "plans", "goals", "expects", "may", "will", "objectives", "missions", or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology and new products sufficiency and availability of capital to fund operations, research and development, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materials from those presently anticipated.